UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

The following information relates to the proxy statement (the “Proxy Statement”) of Royal Gold, Inc. (the “Company”), dated October 11, 2013, furnished to stockholders of the Company in connection with the solicitation of proxies for the Company’s 2013 Annual Meeting of Stockholders.

Supplemental Disclosure Regarding Performance Measures

As disclosed in the Proxy Statement, the Company grants performance shares under its 2004 Omnibus Long-Term Incentive Plan. Performance shares are intended to provide significant incentive to obtain long-term, non-dilutive growth performance. Performance shares can only be earned if a multi-year performance goal is met within five years of the date of grant. If the performance goal is not earned by the end of the five year period, the performance shares are forfeited.

Performance shares granted in fiscal years beginning with 2012 may vest upon Royal Gold meeting a pre-defined performance goal relating to growth in adjusted free cash flow per share. The performance goal is calculated based upon a ten percent compounded annual growth rate in adjusted free cash flow per share over the term of the performance shares. Adjusted free cash flow, on a per share basis, is an important indicator of the Company’s financial strength. The Company defines adjusted free cash flow, a non-GAAP financial measure, as operating income plus depreciation, depletion and amortization, non-cash charges and any impairment of mining assets, less non-controlling interests in operating income of consolidated subsidiaries. Performance shares may vest in 25% increments upon meeting 25%, 50%, 75% and 100% of the performance goal. Performance shares will vest upon the determination of the Compensation, Nominating and Governance Committee (the “CNG Committee”) of the Board of Directors that such 25% increment of the performance goal has been met.

The CNG Committee introduced a performance-based vesting requirement for restricted stock awards granted to the named executive officers beginning with fiscal year 2013. If the Company does not meet a minimum financial measure (earnings before interest, taxes, depreciation and amortization, and other non-cash charges, or Adjusted EBITDA, of at least $175 million) established for fiscal 2013, all of the shares of stock underlying the restricted stock grant would be forfeited. Adjusted EBITDA was $260.8 million for fiscal 2013, a record for the Company, and the CNG Committee determined that the minimum financial measure for fiscal 2013 was achieved.

The Company’s annual cash bonus awards are similarly conditioned on the Company meeting a minimum financial measure. If the Company achieves its predetermined threshold corporate performance measure (also Adjusted EBITDA of $175 million), annual bonuses are recommended to the CNG Committee by the Company’s President and Chief Executive Officer based on annual reviews of each executive officer’s performance and contribution to the Company’s corporate goals and objectives.  In determining cash bonuses for the fiscal year ended June 30, 2013, the CNG Committee determined that the threshold corporate performance measure was achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Dated: November 8, 2013	By:	/s/ Bruce C. Kirchhoff
	Name:	Bruce C. Kirchhoff
	Title:	Vice President, General Counsel and
Secretary